                         [COMPANY SAVINGS PLAN LETTER]

                              [CASH AMERICA LOGO]


CASH AMERICA INTERNATIONAL, INC.
IMMEDIATE ATTENTION REQUIRED

                               November 18, 1996

            Re: Cash America International, Inc. 401(k) Savings Plan

Dear Participant in the Cash America International, Inc. 401(k) Savings Plan:

         Cash America International, Inc. (the "Company") announced on November 18, 1996 that the Company's Board of Directors has approved a plan to repurchase up to 4,500,000 shares of its common stock.

         In this repurchase plan, called a modified Dutch auction tender offer, shareholders have an opportunity to sell their shares at prices within a range of not greater than $8.50 nor less than $7.00 per share. After shares are tendered by shareholders, the Company selects a price and buys back shares that have been tendered at or below such price which will be within that range.

         Enclosed are tender offer materials and a Direction Form that require your immediate attention. These materials contain important information about the tender offer and should be carefully reviewed.

         Our records reflect that a portion of your individual account in the Cash America International, Inc. 401(k) Savings Plan (the "Savings Plan") is invested in the Cash America International, Inc. Stock Fund. As described below, you have the right to instruct the Cash America International, Inc. Savings Plan Administration Committee (the "Plan Administration Committee") and Charles Schwab Trust Company (the "Trustee"), as Trustee of the Savings
Plan, concerning whether and on what terms to tender shares attributable to your individual account under the Savings Plan.

         YOU WILL NEED TO COMPLETE THE ENCLOSED DIRECTION FORM AND RETURN IT IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED BY 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, DECEMBER 17, 1996, UNLESS EXTENDED. PLEASE
COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE TENDER OFFER DESCRIBED BELOW.

         The remainder of this letter summarizes the transaction, your rights under the Savings Plan and the procedures for completing the Direction Form. You should also review the more detailed explanation provided in the other materials including the Offer to Purchase and the related Letter of Transmittal enclosed with this letter. For purposes of this letter, unless otherwise provided, the term "participant" means an actual participant in the Savings Plan, the beneficiary of a deceased actual participant and an alternative payee with respect to an actual participant (i.e., a spouse, former spouse, child or other dependent of an actual participant who has an interest in a Savings Plan individual account pursuant to a qualified domestic relations order).

BACKGROUND

         The Company has made a tender offer to purchase up to 4,500,000 shares of its common stock, par value $0.10 per share (the "Shares"), at prices not greater than $8.50 nor less than $7.00 per share. The enclosed Offer to Purchase, dated November 18, 1996 ("Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") set forth the objectives, terms and conditions of the Offer and are being provided to all of the Company's shareholders.

         The Offer extends to the approximately 135,692 Shares currently held by the Savings Plan. Only the Trustee of the Savings Plan can tender these Shares for sale. Nonetheless, as a Savings Plan participant, you have the right to direct the Plan Administration Committee and the Trustee whether or not to tender some or all of the Shares attributable to your individual account in the Savings Plan. If you direct the Plan Administration Committee and the Trustee to tender any of the Shares attributable to your individual account, you must also specify the price or prices at which the Shares should be tendered.

         Please note that the Trustee is the holder of record of Shares attributable to your individual account under the Savings Plan. A tender of such Shares can be made only by the Trustee as the holder of record. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares attributable to your individual account under the Savings Plan.

         NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, THE PLAN ADMINISTRATION COMMITTEE, THE TRUSTEE, ITS AFFILIATES, OR ANY OTHER PARTY MAKES ANY RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

         The Trustee has been directed by the Plan Administration Committee to follow, on a timely basis, completed Direction Forms of participants with respect to the Offer. The Trustee has been directed by the Plan Administration Committee NOT to tender Shares attributable to the individual accounts of participants from whom the Trustee has not received timely, properly completed Direction Forms. The Trustee will follow participants' instructions with respect to the tender of Shares held by the Savings Plan unless the Trustee determines that to follow such directions would violate the Employee Retirement Income Security Act of 1974 as amended ("ERISA").

CONFIDENTIALITY

         To assure the confidentiality of your decision, the Trustee and its affiliates or agents will tabulate the Direction Forms. Neither the Trustee nor its affiliates or agents will make the results of your individual direction available to the Company.

HOW THE OFFER WORKS

         The details of the Offer are described in the enclosed materials, which you should review carefully. However, in broad outline, the transaction will work as follows with respect to Savings Plan participants.

         - The Company has offered to purchase up to 4,500,000 of its Shares at a single per share price not greater than $8.50 nor less than $7.00.


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
         - If you want any of the Shares attributable to your individual account under the Savings Plan sold on the terms and subject to the conditions of the Offer, you need to instruct the Plan Administration Committee and the Trustee by completing the enclosed Direction Form and returning it in the enclosed return envelope.

         - As described in Section 1 of the Offer to Purchase, if fewer than all Shares validly tendered at or below the Purchase Price (as defined in the Offer to Purchase) and not withdrawn prior to the Expiration Date (as defined in the Offer to Purchase) are to be purchased, the Shares purchased first will consist of all Shares tendered by "Odd Lot Owners" who validly tendered all of their Shares at or below the Purchase Price (including by not designating a Purchase Price as set forth in the Odd Lot section of the Direction Form). "Odd Lot Owners" are shareholders, including participants in the Savings Plan with Shares credited to their individual accounts under the Savings Plan, who owned beneficially as of the close of business on November 15, 1996, and continue to own beneficially as of the Expiration Date, an aggregate of fewer than 100 Shares (including Shares credited to such participant's account under the Savings Plan). Partial tenders of Shares will not qualify for this preference and this preference will not be available unless the box captioned "Odd Lots" in the Direction Form is completed. Additionally, tendering holders of Odd Lots who do not wish to specify a purchase price may check the box in the section entitled "Odd Lots" indicating that such shareholder is tendering all Shares at the Purchase Price determined by the Company.

         - You need to specify on the Direction Form the per share price (in a multiple of $0.125), not greater than $8.50 nor less than $7.00, at which you wish to tender the Shares attributable to your individual account under the Savings Plan, except that tendering Odd Lot Owners who do not wish to specify a purchase price may check the box in the section entitled "Odd Lots" indicating that such shareholder is tendering all Shares at the Purchase Price determined by the Company.

         -       The Offer, proration period and withdrawal rights will expire at 12:00 Midnight, New York City time, on December 17, 1996, unless the Company extends the Offer. ACCORDINGLY, IN ORDER FOR THE TRUSTEE TO MAKE A TIMELY TENDER OF THE SHARES ATTRIBUTABLE TO YOUR INDIVIDUAL ACCOUNT UNDER THE SAVINGS PLAN, YOU MUST COMPLETE AND RETURN THE ENCLOSED DIRECTION FORM IN THE RETURN ENVELOPE SO THAT IT IS RECEIVED BY THE TRUSTEE AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, DECEMBER 17, 1996, UNLESS EXTENDED. Please complete and return the direction form even if you decide not to participate in the Offer. If the Trustee does not receive a completed, signed original Direction Form from you by such deadline, pursuant to the terms of the Trust Agreement relating to the Savings Plan, the Trustee will NOT tender any of your Shares unless such Trust Agreement provision violates ERISA.

         - After the deadline above for returning the Direction Form to the Trustee, the Trustee and its affiliates or agents will complete the tabulation of all directions and the Trustee will tender the appropriate number of Shares. For purposes of this tabulation,the Trustee will calculate the number of Shares representing your interest in the Company Stock Fund allocated to your individual account based upon the number of Shares held by the Company Stock Fund as of the close of business on November 15, 1996.

         - The Company will then determine the per share purchase price (not greater than $8.50 nor less than $7.00) (the "Purchase Price"), at which the Company can purchase 4,500,000 Shares.

         - Unless the Offer is terminated or amended in accordance with its terms, the Company will then buy all of the Shares, up to 4,500,000, that were tendered at the Purchase Price or below. Participants





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
                 will receive the same per share Purchase Price, even if they tendered at or below the Purchase Price.

         - If you direct the tender of any Shares attributable to your individual account at a price in excess of the Purchase Price as finally determined, those Shares will not be purchased, and your interest in the Company Stock Fund will remain allocated to your individual account under the Savings Plan.

         - If there is an excess of Shares tendered over the exact number desired by the Company at the Purchase Price, Shares tendered pursuant to the Offer may be subject to proration as set forth in Section 1 of the Offer to Purchase. However, as described above, all Shares tendered by participants who are Odd Lot Owners in accordance with Section 2 of the Offer to Purchase will be purchased in the Offer without proration.

         - IMPORTANT: IF YOU DIRECT THE PLAN ADMINISTRATION COMMITTEE AND THE TRUSTEE TO TENDER SAVINGS PLAN SHARES REFLECTING YOUR INTEREST IN THE COMPANY STOCK FUND AND THEY ARE REPURCHASED BY THE COMPANY, ANY PROCEEDS WILL BE REINVESTED IN THE SAVINGS PLAN'S MIXED INVESTMENT FUND AS SOON AS ADMINISTRATIVELY POSSIBLE AND SUCH INVESTMENT WILL BE CREDITED TO YOUR INDIVIDUAL ACCOUNT.

         - IF YOU WISH TO HAVE ANY PROCEEDS OF THE SALE OF SHARES REFLECTING YOUR INTEREST IN THE COMPANY STOCK FUND WHICH WERE REINVESTED IN THE SAVINGS PLAN'S MIXED INVESTMENT FUND REDIRECTED TO OTHER INVESTMENT FUNDS WITHIN THE SAVINGS PLAN IN ACCORDANCE WITH THE PROVISIONS OF THE SAVINGS PLAN, PLEASE CALL THE SAVINGS PLAN HOTLINE AT 1-800-386-4352 AFTER THE REINVESTMENT IS COMPLETE.

         This form of transaction is commonly called a modified Dutch auction and requires some strategy on your part. For example, if you are anxious to sell, you may want to tender the Shares attributable to your individual account at a price at or near the lower limit. If you are not sure whether or not you want to participate, but would be willing to sell at a price above the lower limit, then you may want to specify a higher price, not to exceed the upper limit, of course. If you do not want to sell for any price within the limits, you may direct that Shares attributable to your individual account not be tendered into the Offer.

PROCEDURE FOR DIRECTING TRUSTEE

         A Direction Form for making your direction is enclosed. You must complete, sign and return the enclosed original Direction Form in the return envelope so that it is received at the address listed on the enclosed return envelope not later than 12:00 Midnight, New York City time, on Tuesday, December 17, 1996, unless extended. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. If your Direction Form is not received by this deadline, or if it is not fully or properly completed, the Shares attributable to your individual account under the Savings Plan will not be tendered.





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
         To properly complete your Direction Form, you must do the following:

         (1) On the back of the Direction Form, check Box 1 or 2. CHECK ONLY ONE BOX. Make your decision which box to check as follows:

                 [ ] CHECK BOX 1 if you do not want the Shares attributable to your individual account tendered for sale at any price and simply want the Savings Plan to continue holding such Shares.

                 [ ] CHECK BOX 2 in all other cases and either (i) complete the table immediately below Box 2, specifying the number of Shares attributable to your individual account that you want to tender at the price indicated, or (ii) if you are an Odd Lot Owner and you wish to tender all of the Shares attributable to your individual account, complete the section entitled "Odd Lots."

         (2)     Date and sign the Direction Form in the space provided.

         (3) Return the Direction Form in the enclosed return envelope so that it is received by the Trustee at the address on the return envelope not later than 12:00 Midnight, New York City time, on Tuesday, December 17, 1996, unless extended.
                 Please complete and return the Direction Form even if you decide not to participate in the Offer. NO FACSIMILE TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED.

         Your direction will be deemed irrevocable unless withdrawn by 12:00 Midnight, New York City time, on Tuesday, December 17, 1996, unless extended. In order to make an effective withdrawal, you must submit a new Direction Form. Your new Direction Form must include your name, address and Social Security number. Upon receipt of a new, completed and signed Direction Form, your previous direction will be deemed canceled. You may direct the re-tendering of any Shares attributable to your individual account by obtaining an additional Direction Form and repeating the previous instructions for directing tenders as set forth in this letter.

INVESTMENT OF TENDER PROCEEDS

         For any Shares attributable to your individual account under the Savings Plan that are attributable to your individual account under the Savings Plan that are tendered and purchased by the Company, the Company will pay cash to the Savings Plan. In accordance with the Trust Agreement, the Trustee will invest the proceeds in the Savings Plan's Mixed Investment Fund as soon as administratively possible and will credit such investment to your individual account. You may call the Savings Plan Hotline at 1-800-386-4352 after the reinvestment is complete to have the proceeds of the sale of Shares which were invested in the Savings Plan's Mixed Investment Fund redirected to other investment funds within the Savings Plan.





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

         INDIVIDUAL PARTICIPANTS IN THE SAVINGS PLAN WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE SAVINGS PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE SAVINGS PLAN.

         For federal income tax purposes, no gain or loss will be recognized by participants in the Savings Plan as a result of the tender or sale of Shares held in the Savings Plan. However, certain tax benefits that may otherwise be available in connection with the future withdrawal or distribution of Shares from the Savings Plan may be adversely affected if Savings Plan Shares are tendered and sold. Specifically, under current federal income tax rules, if a participant receives a distribution of Shares in kind as part of a "lump sum" withdrawal or distribution, the excess of the fair market value of the Shares on the date of such withdrawal or distribution over the cost to the Savings Plan of those Shares is excluded from the value of the withdrawal or distribution for purposes of determining the participant's federal income tax liability with respect to the withdrawal or distribution. Any excess in market value over the cost will be taxed to the extent realized when the Shares are sold as long-term capital gain. If you direct the Plan Administration Committee and the Trustee to tender Shares attributable to your individual account in the Offer, you may adversely affect your ability to take advantage of this tax benefit. If you direct the Plan Administration Committee and the Trustee not to tender any Shares attributable to your individual account, the cost of Shares attributable to your individual account will not be affected.

SHARES OUTSIDE THE SAVINGS PLAN

         If you hold Shares directly, you will receive, under separate cover, tender offer materials directly from the Company, which can be used to tender such Shares directly to the Company. Those tender offer materials may not be used to direct the Plan Administration Committee and the Trustee to tender or not tender the Shares attributable to your individual account under the Savings Plan. The direction to tender or not tender Shares attributable to your individual account under the Savings Plan may only be made in accordance with the procedures in this letter.

FURTHER INFORMATION

         If you require additional information concerning the terms and conditions of the Offer, please call Kissel-Blake Inc., the Information Agent, at (800) 554-7733.

                                       Sincerely,

                                       CASH AMERICA INTERNATIONAL, INC.





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
                             QUESTIONS AND ANSWERS

                         FOR SAVINGS PLAN PARTICIPANTS

            ABOUT THE CASH AMERICA INTERNATIONAL, INC. TENDER OFFER


 Q. WHY IS THE COMPANY OFFERING THIS TENDER OFFER TO PARTICIPANTS IN THE SAVINGS PLAN?

         A. As a participant in the Savings Plan, you may have a proportional interest in the Company Stock Fund. Under the terms of the Savings Plan, you have the right to direct the investment of the contributions allocated to your individual accounts. The contributions invested in the Company Stock Fund represent a proportional interest in the assets of the Company Stock Fund. The Company Stock Fund is held in an individual account for you by the Trustee (along with the
                 plan's other investment funds).   The Savings Plan provides
                 that in the event of a tender offer, you may direct the Plan Administration Committee and the Trustee to tender the number of shares of Company common stock that reflect your proportional interest in the Company Stock Fund.

 Q. IF I DECIDE TO DIRECT THE PLAN ADMINISTRATION COMMITTEE AND THE TRUSTEE TO TENDER THE SHARES THAT REFLECT MY PROPORTIONAL INTEREST IN THE COMPANY STOCK FUND, WILL I BE ABLE TO RECEIVE THE PROCEEDS?

         A. No. All proceeds from any Savings Plan shares that are tendered and sold will be automatically invested by the Trustee in the Savings Plan's Mixed Investment Fund. The proceeds will be part of your individual account and may not be distributed except in accordance with the applicable terms of the Savings Plan.

 Q. WILL I BE ABLE TO CHANGE THE INVESTMENT FUNDS IN WHICH THE PROCEEDS OF SAVINGS PLAN SHARES TENDERED ARE INVESTED?

         A. Yes. Proceeds from the sale of Shares held by the Savings Plan may be redirected to other investment funds within the Savings Plan in accordance with the provisions of the Savings Plan by contacting the Savings Plan Hotline at 1-800-386-4352 after the reinvestment is complete.

 Q.      IS THERE A FORM I HAVE TO RETURN?

         A. Included in this mailing is a "Direction Form." Complete and return this form even if you decide not to direct the tender of any shares.

 Q.      WHAT IS THE DEADLINE FOR RETURNING THE DIRECTION FORM?

         A. The form must be received by the Trustee at the address on the return envelope by 12:00 midnight, on Tuesday, December 17, 1996, unless this deadline is extended.

 Q.      WHAT IF I HAVE QUESTIONS?

         A. Contact Kissel-Blake Inc., the information agent for the tender offer, at 1-800-554-7733 for questions on the terms and conditions of the offer.





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
                                 DIRECTION FORM

                            FOR PARTICIPANTS IN THE
              CASH AMERICA INTERNATIONAL, INC. 401(K) SAVINGS PLAN

BEFORE COMPLETING THIS FORM, PLEASE READ CAREFULLY THE ACCOMPANYING OFFER TO PURCHASE AND ALL OTHER ENCLOSED MATERIALS.

         The undersigned acknowledges receipt of the letter of Cash America International, Inc. (the "Company") and the enclosed Offer to Purchase, dated November 18, 1996, and the related Letter of Transmittal (which Offer to Purchase and Letter of Transmittal, as amended from time to time, together constitute the "Offer") in connection with the Offer by Cash America International, Inc. to purchase up to 4,500,000 shares of its common stock, par value $0.10 per share (the "Shares"), at prices not greater than $8.50 nor less than $7.00 per share, upon the terms and subject to the conditions of the Offer.

         This will instruct the Cash America International, Inc. Savings Plan Administrative Committee (the "Plan Administrative Committee") and Charles Schwab Trust Company (the "Trustee") to tender to the Company the number of Shares indicated below that are held by the Trustee for the individual account of the undersigned in the Company Stock Fund (as defined in the Offer to Purchase) under the Cash America International, Inc. 401(k) Savings Plan (the "Savings Plan"), at the price per share indicated, upon the terms and subject to the conditions of the Offer.

         For any Shares attributable to the individual account of the undersigned under the Savings Plan that are tendered and purchased by the Company, the Company will pay cash to the Savings Plan. In accordance with the terms of the Savings Plan, the Trustee will invest the proceeds in the Savings Plan's Mixed Investment Fund as soon as administratively possible and will credit such investment to your individual account. The undersigned may call the Savings Plan Hotline after the reinvestment is complete to have the proceeds of the sale of Shares which were invested in the Savings Plan's Mixed Investment Fund redirected to other investment funds within the Savings
Plan.

         INDIVIDUAL PARTICIPANTS IN THE SAVINGS PLAN WILL NOT RECEIVE ANY PORTION OF THE TENDER PROCEEDS DIRECTLY. ALL SUCH PROCEEDS WILL REMAIN IN THE SAVINGS PLAN AND MAY BE WITHDRAWN ONLY IN ACCORDANCE WITH THE TERMS OF THE SAVINGS PLAN.

                                  INSTRUCTIONS

         Carefully complete the form below, insert today's date, print your name, address and Social Security number and sign in the spaces provided. Enclose this Direction Form in the included envelope and mail it promptly. YOUR DIRECTION FORM MUST BE RECEIVED AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, DECEMBER 17, 1996, UNLESS THE OFFER IS EXTENDED. PLEASE COMPLETE AND RETURN THE DIRECTION FORM EVEN IF YOU DECIDE NOT TO PARTICIPATE IN THE OFFER. Direction Forms that are not fully or properly completed, dated, and signed, or that are received after the deadline, will be disregarded, and the Shares reflecting your interest in the Company Stock Fund will not be tendered. Note that the Trustee also has the right to disregard any direction that it determines cannot be carried out without violating applicable law.

         NONE OF THE COMPANY, ITS BOARD OF DIRECTORS, THE PLAN ADMINISTRATION COMMITTEE, THE TRUSTEE, ITS AFFILIATES, OR ANY OTHER PARTY MAKES ANY

RECOMMENDATIONS AS TO WHETHER TO DIRECT THE TENDER OF SHARES, THE PRICE AT WHICH TO TENDER, OR WHETHER TO REFRAIN FROM DIRECTING THE TENDER OF SHARES. EACH PARTICIPANT MUST MAKE HIS OR HER OWN DECISION ON THESE MATTERS.

(CHECK ONLY ONE BOX)

[ ]      1.      Please refrain from tendering and continue to HOLD all Shares reflecting my interest in the Company Stock Fund.

[ ]      2.      Please TENDER Shares reflecting my interest in the Company
                 Stock Fund either (i) in the amount indicated below for the price provided, or (ii) if available, as set forth below under "Odd Lots."

FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 2.

DO NOT FILL IN THE TABLE BELOW IF YOU ARE TENDERING YOUR SHARES UNDER THE "ODD LOTS" SECTION, BELOW.

IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, STATE THE PERCENTAGE OF SHARES TO BE SOLD AT EACH PRICE BY FILLING IN THE PERCENTAGE OF SUCH SHARES ON THE LINE IMMEDIATELY BEFORE THE PRICE.

              NUMBER OF SHARES           PRICE (IN DOLLARS-MULTIPLE
                 TENDERED                OF $.125) PER SHARE

                                         $
              ----------------            -------------------------

                                    ODD LOTS

         This section is to be completed ONLY if (i) you have checked box 2, above, (ii) you are tendering all of the Shares attributable to your individual account under the Savings Plan, and (iii) your individual account was credited with, as of the close of business on November 15, 1996, and continues to be credited with as of the Expiration Date, an aggregate of fewer than 100 Shares.

[ ]      Please TENDER all of the Shares reflecting my interest in the Company
Stock Fund at the price set forth below:

                          PRICE (IN DOLLARS) PER SHARE
                 AT WHICH ALL ODD LOT SHARES ARE BEING TENDERED

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED BELOW), THERE IS NO VALID TENDER OF ODD LOT SHARES HEREUNDER.

      [ ] $7.00      [ ] $7.125      [ ] $7.25       [ ] $7.375    [ ] $7.50

      [ ] $7.625     [ ] $7.75       [ ] $8.00       [ ] $8.125    [ ] $8.25

      [ ] $8.375     [ ] $8.50

         If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share in the table entitled "Price (In Dollars) Per Share At Which All Odd Lot Shares Are Being Tendered" above). [ ]

(CHECK ONLY ONE BOX)

[ ]      1.      Please refrain from tendering and continue to HOLD all Shares reflecting my interest in the Company Stock Fund.

[ ]      2.      Please TENDER Shares reflecting my interest in the Company
                 Stock Fund either (i) in the amount indicated below for the price provided, or (ii) if available, as set forth below under "Odd Lots."

FILL IN THE TABLE BELOW ONLY IF YOU HAVE CHECKED BOX 2.

DO NOT FILL IN THE TABLE BELOW IF YOU ARE TENDERING YOUR SHARES UNDER THE "ODD LOTS" SECTION, BELOW.

IF SHARES ARE BEING TENDERED AT MORE THAN ONE PRICE, STATE THE PERCENTAGE OF SHARES TO BE SOLD AT EACH PRICE BY FILLING IN THE PERCENTAGE OF SUCH SHARES ON THE LINE IMMEDIATELY BEFORE THE PRICE.

              NUMBER OF SHARES           PRICE (IN DOLLARS-MULTIPLE
                 TENDERED                OF $.125) PER SHARE

                                         $
              ----------------            -------------------------

                                    ODD LOTS

         This section is to be completed ONLY if (i) you have checked box 2, above, (ii) you are tendering all of the Shares attributable to your individual account under the Savings Plan, and (iii) your individual account was credited with, as of the close of business on November 15, 1996, and continues to be credited with as of the Expiration Date, an aggregate of fewer than 100 Shares.

[ ]      Please TENDER all of the Shares reflecting my interest in the Company
Stock Fund at the price set forth below:

                          PRICE (IN DOLLARS) PER SHARE
                 AT WHICH ALL ODD LOT SHARES ARE BEING TENDERED

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED (EXCEPT AS PROVIDED BELOW), THERE IS NO VALID TENDER OF ODD LOT SHARES HEREUNDER.

      [ ] $7.00      [ ] $7.125      [ ] $7.25       [ ] $7.375    [ ] $7.50

      [ ] $7.625     [ ] $7.75       [ ] $8.00       [ ] $8.125    [ ] $8.25

      [ ] $8.375     [ ] $8.50

         If you do not wish to specify a purchase price, check the following box, in which case you will be deemed to have tendered at the Purchase Price determined by the Company in accordance with the terms of the Offer (persons checking this box need not indicate the price per share in the table entitled "Price (In Dollars) Per Share At Which All Odd Lot Shares Are Being Tendered" above). [ ]

RETURN THIS DIRECTION FORM IN THE ENCLOSED RETURN ENVELOPE SO THAT IT IS RECEIVED AT THE ADDRESS ON THE RETURN ENVELOPE NOT LATER THAN 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, DECEMBER 17, 1996, UNLESS EXTENDED.

Please complete and return this Direction Form even if you decide not to participate in the Offer. NO FACSIMILE TRANSMITTALS OF THE DIRECTION FORM WILL BE ACCEPTED.


                                        SIGN HERE:


Dated:  __________, 1996              Name:
                                           ---------------------------------
                                                     (please print)

                                      Address:
                                               ------------------------------

                                               ------------------------------

                                               ------------------------------

                                      Social Security No. or Taxpayer I.D. No.:


                                      ---------------------------------------





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